                                                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

iLinc Communications, Inc.
Phoenix, Arizona

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-123248) of iLinc Communications, Inc., of our report dated May 21, 2004 (which contains an explanatory paragraph indicating our substantial doubt as to iLinc Communications, Inc.'s ability to continue as a going concern), relating to the consolidated financial statements and financial statement schedules appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2005.

We also consent to the reference to us under the caption "Experts" in this Registration Statement.


/s/ BDO Seidman, LLP

Costa Mesa, California
August 1, 2005